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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Consolidated Balance Sheet at            Filed
             June 30, 1998                            herewith
             (Unaudited, subject to adjustment)

   B1        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Quarter      herewith
             ended June 30, 1998
             (Unaudited, Subject to Adjustment)

   C1        Consolidated Statement of Cash Flows     Filed
             For the Quarter Ended June 30, 1998      herewith
             (Unaudited, Subject to Adjustment)


   B2        Consolidated Statement of Income and     Filed
             Accumulated Deficit For the Twelve       herewith
             Months ended June 30, 1998
             (Unaudited, Subject to Adjustment)

   C2        Consolidated Statement of Cash Flows     Filed
             For the Twelve Months June 30, 1998      herewith
             (Unaudited, Subject to Adjustment)